[THIS DOCUMENT IS A COPY OF THE CURRENT REPORT ON FORM 8-K DATED MARCH 16, 1998 FILED ON APRIL 1, 1998 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION]


                          CERTIFICATE OF DESIGNATION OF
                       SERIES A SENIOR PREFERRED STOCK OF
                              KENCO PRODUCTS, INC.

      Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Kenco Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) thereof,

      HEREBY CERTIFIES: That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on March 6, 1998 adopted the following resolution creating a series of 2,000 shares of preferred stock designated as Series A Senior Preferred Stock:

      RESOLVED, that pursuant to the authority granted to the Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation (the "Certificate"), there is hereby created and the Corporation hereby is, authorized to issue 2,000 shares of a series of preferred stock, designated "SERIES A SENIOR PREFERRED STOCK," which series of preferred stock shall rank senior to, as to dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, all other series of preferred stock that may be designated in the future, and to shares of the Corporation's common stock, and shall have the following terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

      (1)   Designation, Par Value and Number.

      2,000 shares of authorized preferred stock of the Corporation are hereby constituted as a series of preferred stock, having a par value of $.01 per share, designated as "Series A Senior Preferred Stock" hereinafter called "Series A Preferred Stock." In accordance with the terms hereof, each share of Series A Preferred Stock shall have the same relative rights as and be identical in all respects with each other share of Series A Preferred Stock.

      (2)   Dividends.

            (a) The holders of shares of Series A Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors out of funds legally available for such purpose, in the annual amount of $80 per share, and no more, payable annually on March 31 each year, unless such day is a non-business day, in which event dividends shall be payable on the next business day, commencing on the first such day. Dividends shall begin accruing on the first day after the issuance of the Series A Preferred Stock, to holders of record on such dates, not exceeding 30 days preceding the payment date thereof, as may be determined by the Board of Directors in advance of the payment of each particular dividend.

            (b)  Dividends shall be cumulative.

            (c) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

            (d) If in any dividend period, dividends in the annual amount of $80 per share shall not have been declared and paid or set apart for payment on all outstanding shares of Series A Preferred Stock for such dividend period and all preceding dividend periods, then, until all accrued dividends shall be declared and fully paid or set apart for payment, the Corporation shall not, with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation:

      (i) declare or pay or set apart for payment any dividends or make any other distribution on the common stock or any other capital stock or securities having an equity interest in the Corporation ranking junior to or on a parity with the Series A Preferred Stock (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of common stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock), or

      (ii) make any payment on account of the purchase, redemption, other retirement or acquisition of any common stock or any other capital stock or securities having an equity interest in the Corporation ranking junior to or on a parity with the Series A Preferred Stock.

      (3) Voting.

            (a) Except as expressly provided in this Paragraph (3) or as otherwise required by law, holders of the Series A Preferred Stock shall not be entitled to vote at meetings of shareholders.

            (b) In their discretion, the holders of Series A Preferred Stock will be entitled but not required, voting as a class, to elect not less than two members of the Board of Directors of the Corporation; provided, however, that if the Corporation's Board of Directors is expanded to more than seven members, the holders of the Series A Preferred Stock will be entitled to elect not less than 40% of the members of the Board.

            (c) Holders of the Series A Preferred Stock shall be entitled to 2,000 votes, in person or by proxy, for each share of Series A Preferred Stock held of record when the Corporation is in default under its obligations contained in any of the following agreements ("Default"):

      (i) The Asset Purchase Agreement dated as of March 6, 1998 between the Corporation and Kenco Williams, Inc., the Warehouse Agreement or the Inventory Purchase Note to be issued by the Corporation pursuant to the Warehouse Agreement, the Lease, the Security Agreement or any of the other documents or agreements entered into in connection with the Asset Purchase Agreement; or

      (ii) The Loan Agreement between the Corporation and Fidelity Funding, Inc. or any other documents or agreements entered into in connection therewith.

            (d) Except as otherwise required by law or pursuant to Subparagraph 3(c) hereof, when entitled to vote, the holders of the Series A Preferred Stock shall vote together as a class with the holders of common stock and other capital stock of the Corporation entitled to vote at a meeting of the shareholders of the Corporation.

            (e) So long as any shares of Series A Preferred Stock remain outstanding, in addition to any vote that the Series A Preferred Stock may have in accordance with this Paragraph (3), the consent of the holders of at least two-thirds of the voting power of the Series A Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be required to permit, effect or validate any one or more of the following:

      (i) The amendment of any of the provisions of the Certificate, which would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series' of preferred stock ranking junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require the consent of holders of at least two-thirds of the voting power of the Series A Preferred Stock outstanding; or

      (ii) Any merger or consolidation of the Corporation with another corporation or sale, lease or conveyance (other than by mortgage or pledge) of all or substantially all of the Corporation's properties or business in exchange for securities of a corporation other than the Corporation if the shares of Series A Preferred Stock are to be exchanged for securities of such other corporation, unless the terms of the merger, consolidation, sale, lease or conveyance require that the holders of the Series A Preferred Stock receive securities of such other corporation having at least the same preference as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up and at least the same terms as the Series A Preferred Stock.

The foregoing voting provisions of this Subparagraph (d) shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock (i) shall have been redeemed or (ii) are at the time subject to redemption and sufficient funds shall have been deposited in trust to effect such redemption.

      (4)  Redemption; No Sinking Fund.

            (a) Shares of Series A Preferred Stock may be redeemed, at the option of the Corporation, at any time or from time to time. The redemption price for each share of Series A Preferred Stock shall be an amount in cash equal to the sum of $1,000 plus all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption. If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption, by lot or pro rata (as nearly as practicable) or by any other method determined by the Corporation in its sole discretion to be equitable.

            (b) If the Corporation shall redeem shares of Series A Preferred Stock, the Corporation shall give notice of such redemption by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation.

      (i) Each such notice shall state: the redemption date; the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; the redemption price; the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and that dividends on the shares to be redeemed will cease to accrue on such redemption date.

      (ii) Provided notice has been given pursuant to the preceding paragraph and unless default shall be made by the Corporation in providing money for the payment of the redemption price: (A) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue from and after the redemption date, (B) said shares shall no longer be deemed to be outstanding, and (C) all rights of the holders thereof as holders of Series A Preferred Stock (except the right to receive from the Corporation the redemption price) shall cease to exist except as herein provided.

      (iii) The Corporation's obligation to provide funds in accordance with the preceding Paragraph shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Upon any such deposit prior to the redemption date set forth in the notice, the shares subject to redemption shall be redeemed as of the date of such deposit and shall not be outstanding after such date. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

      (iv) Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

            (c) The Corporation shall not be required to establish any sinking or retirement fund with respect to the shares of Series A Preferred Stock.

      (5)  Shares to be Retired.

      All shares of Series A Preferred Stock redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued pursuant to the terms of the Certificate.

      (6)   Preemptive Rights.

            (a) If the Corporation offers any shares of the Corporation's capital stock (the "Offered Shares") to any Person, the holders of Series A Preferred Stock will be entitled to purchase so many of the Offered Shares as may be determined by multiplying the total number of Offered Shares by the following fraction:

      Number of shares of Common Stock into which the Series A Preferred Stock held by such holder is convertible
      Total number of shares of Common Stock then outstanding
                        plus the numerator

            (b) Not less than two weeks before the commencement of any offering of Offered Shares, the Corporation will give the holders of the Series A Preferred Stock notice of the proposed offering, including the quantity and description of the Offered Shares, the price and terms of the offering, and any other information that may be required to meet the requirements of Rule 502(b)(2) of the rules and regulations under the federal Securities Act of 1933, as amended. The Corporation shall also advise each holder of the date by which the holder must exercise his rights pursuant to this Section, which date must be not less than two weeks after delivery of the notice.

            (c) Any holder may (but is not obligated to) accept the Corporation's offer of the Offered Shares either without conditions, or subject to a condition that a minimum number of Offered Shares be sold pursuant to the terms of the offering as described in the notice.

      (7) Conversion Rights. (a) Each holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Paragraph (8) any or all of such holder's shares of Series A Preferred Stock. In such case, the shares of Series A Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is equal to:

      the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect, except that with respect to any share which shall be called for redemption such right shall terminate at the close of business on the second Business Day preceding the Redemption Date unless the Corporation shall default in making the payment due upon redemption thereof.

            (b) The conversion right of a holder of Series A Preferred Stock shall be exercised by the holder by the surrender of the certificates representing shares to be converted to the Corporation accompanied by the Conversion Notice, which notice may designate to whom the conversion shares should be issued, which may include Persons to whom such shares have been assigned.

            (i) Immediately prior to the close of business on the Conversion Date, each converting holder of Series A Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such person.

            (ii) Upon notice from the Corporation, each holder of Series A Preferred Stock so converted shall promptly surrender to the Corporation certificates representing the shares so converted (if not previously delivered), duly endorsed in blank or accompanied by proper instruments of transfer.

            (iii) On any Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of holders thereof to:
      (A) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted; (B) the payment in cash of any accumulated and unpaid dividends accrued thereon; and (C) exercise the rights to which they are entitled as holders of Common Stock.

            (c) If the Conversion Date shall not be a Business Day, then such conversion right shall be deemed exercised on the next Business Day.

            (d) When shares of Series A Preferred Stock are converted pursuant to this Section, all accumulated and unpaid dividends (whether or not declared or currently payable) on the Series A Preferred Stock so converted to (and not including) the Conversion Date shall be due and payable, at the Corporation's option,

      (i)   in cash;

      (ii) in a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (A) the amount of accumulated and unpaid dividends payable to the holders of Series A Preferred Stock hereunder, divided by (B) the Conversion Price; or

      (iii) a combination thereof.

      (8)  Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of or other securities having an equity interest in the Corporation ranking junior to the Series A Preferred Stock, the holders of the shares of Series A Preferred Stock shall be entitled to receive $1,000 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.

            (b) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof distributable among the holders of the shares of the Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Capital Stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, should be distributed among the holders of Series A Preferred Stock before any distributions are made on any shares of Capital Stock ranking on a parity with or junior to the Series A Preferred Stock. For the purposes of this Paragraph (8), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (c) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or senior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Series A Preferred Stock as provided in this Paragraph (7), any other series or class or classes of stock of or other securities having an equity interest in the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Series A Preferred Stock shall not be entitled to share therein.

      (9)   Covenants.

            (a) For so long as the Series A Preferred Stock is outstanding, the Corporation will not:

            (i) pay bonuses to employees to the extent the aggregate amount of such bonuses paid within any twelve-month period ending on the date of payment exceeds 10% of the net taxable income of the Corporation as determined on its most recent federal income tax return;

            (ii) sell all or substantially all of the Corporation's assets not in the ordinary course of the Corporation's business;

            (iii) enter into a partnership, joint venture, merger or any other transaction with any other Person if such transaction results in a Change of Control of the Corporation.

            (b) For so long as the Corporation owes any debt or otherwise had any liability to Fidelity Funding, Inc.:

            (i)  This   Certificate  of   Designation   may  not  be  amended,
      modified, or otherwise supplemented without Fidelity's prior written consent; and

            (ii) No dividend on the Series A Preferred Stock shall be paid, and no redemption or repurchase of any shares of the Series A Preferred Stock shall be effected if such dividend, redemption, or other repurchase is then prohibited by the Loan Agreement or any other contract, agreement or document between the Corporation and Fidelity.

            (c) For so long as the Series A Preferred Stock is outstanding, the Corporation will provide the holders of the Series A Preferred Stock regularly prepared financial statements and other financial and other reports as required to be provided to Fidelity Funding, Inc. under the loan Agreement between the Corporation and Fidelity.

            (d) The Corporation will, prior to conversion of the Series A Preferred Stock into shares of Common Stock, cause its class of Common Stock, $.01 par value per share, to be registered under the Section 12 of the Securities Exchange Act of 1934, so that the conversion shares may be distributed by the initial holder of the Series A Preferred Stock to the public shareholders of Williams Controls, Inc.

      (10)  Definitions.  For purposes hereof:

            (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission thereunder the "Exchange Act Rules" (the term "registrant" in Rule 12b-2 meaning in this case the Corporation).

            (b) "Business Day" means any day other than a Saturday or Sunday or legal holiday on which banks are generally required or permitted to be closed.

            (c)   "Capital   Stock"   means  any  and  all  shares,   interests,
participations, rights or other equivalents (however designated) of corporate stock, whether common or preferred.

            (d) "Change of Control" means any of the following: (i) the sale, lease, transfer, conveyance or other disposition of, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any Person (each an "Acquiring Person"), (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the "beneficial owner" (as each such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the voting stock of the Corporation after the date hereof, or (iv) the sale or other disposition by Colfax Group,Inc. or George Briggs of their equity ownership position in the Corporation by more than 20%.

            (e) "Common Stock" means the Corporation's authorized $.01 par value common stock.

            (f) The "Conversion Date" shall be the date the Corporation receives the Conversion Notice.

            (g) The "Conversion Notice" is written notice from the holder to the Corporation stating that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by certificates delivered to the Corporation contemporaneously. The Conversion Notice will specify or include:

            (i) The number of shares of Series A Preferred Stock being converted by the holder,

            (ii) The name or names (with address and taxpayer identification number) in which a certificate or certificates for shares of Common Stock are to be issued, and

            (iii) A written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative.

            (h) The "Conversion Price" shall initially be $1.333, subject to adjustment as provided hereinafter.

      (i) If the Corporation issues any shares of Common Stock (or securities convertible into shares of Common Stock) during the one-year period following the initial issuance of the Series A Preferred Stock for a price less than $1.333 per share of Common Stock, the Conversion Price will be reduced to the lowest price for which the Corporation sold shares of Common Stock (or securities convertible into shares of Common Stock) during such period.

      (ii) The Conversion Price shall be subject to adjustment if any Conversion Price Adjustment Event described in Clause (A) occurs. The adjustment will be accomplished from time to time as described in Clause (B) of this
      Section 10(h)(ii). The Conversion Price will also be subject to adjustment as provided in Clause (C) of this Section 10(h)(ii).

            (A) The following shall events shall be considered "Conversion Price Adjustment Events":

            (1) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock to all holders of any class of capital stock of the Corporation (other than the issuance of shares of Common Stock in connection with the payment in redemption for, of dividends on, or the conversion of the Series A Preferred Stock);

            (2) make any issuance to the holders of any class of Capital Stock of rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at less than Market Value as of the date of conversion or exchange; provided, however, that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur; and provided, further, that the Conversion Price will not be adjusted as a result of the sales of Common Stock or the option grants referenced in Section 13.3 of the Asset Purchase Agreement between the Corporation and Kenco Williams, Inc.

            (3) any subdivision, combination or reclassification of Common Stock, or

            (4) any distribution consisting exclusively of cash.

      (B) If any Conversion Price Adjustment Event occurs, the Corporation will calculate the adjustment to the Conversion Price as follows for each specific event. In the following descriptions, the variables have the following definitions:

A equals the total number of shares of Series A Preferred Stock outstanding at the time of the Conversion Price Adjustment Event;

C equals the aggregate liquidation preference of all shares of the Series A Preferred Stock then outstanding.

U equals the number of shares of Common Stock underlying rights, options, or warrants issued entitling the holders to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued in the Conversion Price Adjustment Event;

X equals the total number of shares of Common Stock outstanding immediately prior to the Conversion Price Adjustment Event (not including unexercised options, warrants, or rights);

Y equals the total number of shares of Common Stock outstanding immediately after the Conversion Price Adjustment Event (not including unexercised options, warrants, or rights);

Cash equals any distribution consisting exclusively of cash to all holders of shares of any class of Common Stock in an aggregate amount that, combined together with (I) all other such all-cash distributions made within the then-preceding 12-months in respect of which no adjustment has been made and (II) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Corporation or any of its Subsidiaries for shares of any class of Common Stock concluded within the then-preceding 12-months in respect of which no adjustment has been made pursuant to Clause (A)(4);

ExP equals the exercise price or other consideration to be paid by the holder upon the exercise of or conversion of "U";

MV equals Market Value per share of the Common Stock as of the date of conversion or exchange of "U";

CP equals the Conversion Price immediately prior to the Conversion Price Adjustment Event;

ACP equals the Conversion Price immediately after the Conversion Price Adjustment Event;

            (1) In the case of an event described in Clauses (A)(1) or (A)(3), the Conversion Price in effect immediately before such event shall be adjusted pursuant to the following formula: X/Y multiplied by CP=ACP.1

            (2) In the case of an event described in Clause (A)(2), the Conversion Price in effect immediately before such event shall be adjusted pursuant to the following formula: X/(X+U((MV-ExP)/MV)) multiplied by CP=ACP.2 If any options, warrants, convertible securities, or other rights of the nature described in Clause (A)(2) ("Rights") expire without exercise or conversion, the Conversion Price will be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon the exercise or conversion of such Rights.

            (3) In the case of an event described in Clause (A)(4), the Conversion Price in effect immediately before such event shall be adjusted pursuant to the following formula: CP-(Cash/C)=ACP.3

      A Conversion Price adjustment shall become effective: (x) in the case of a Conversion Price Adjustment Event described in Clauses (A)(1), (2), or (4) immediately following the close of business on the record date for the determination of holders of Common Stock entitled to participate in such event; or (y) in the case of a Conversion Price Adjustment Event described in Clauses (A)(3), the close of business on the day upon which such corporate action becomes effective.

      (C)(1)  In case of:

            i) any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or

            ii) any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or

1 For example, where X=2 million shares, and 500,000 shares are being issued in the Conversion Price Adjustment Event (Y=2,500,000), and CP is $1.00, the Adjusted Conversion Price (ACP) is $.80.

2 For example, where X=2 million shares, and U=500,000 shares, MV is $2.00, ExP is $1.50, and CP is $1.00, the Adjusted Conversion Price (ACP) is $.941. If ExP is $0, the Adjusted Conversion Price (ACP) is $.80.

3 For example, where Cash distributed equals $200,000, CP equals $1.00 and there are 1,500 shares of Series C Preferred Stock outstanding with an aggregate liquidation preference of $1,500,000 (C), the Adjusted Conversion Price (ACP) is $.867.

            iii) any sale or other disposition to another Person of all or substantially all of the assets of the Corporation

      (any of the events  described in Clause (C)(1) being referred to in Clause
      (C) as a "Transaction"), then the adjustment described in Clause (C)(2) will be made.

            (2) Each share of Series A Preferred Stock then outstanding shall, without the consent of any holder of Series A Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event.

            (3) The provisions of this Clause (C) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Clause (C) shall be the sole right of holders of Series A Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

      (iii) Notwithstanding anything herein to the contrary, no adjustment under this Section need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time, if ever, of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

      (iv) Notwithstanding anything to the contrary contained in this Certificate of Designation, no Conversion Price adjustment will be made as a result of the issuance of Common Stock on conversion of the Series A Preferred Stock.

      (v) Each event requiring adjustment to the Conversion Price shall require only a single adjustment even though more than one of the adjustment clauses set forth in Paragraph (A), may be applicable to such Conversion Price Adjustment Event.

      (vi) If the Corporation shall take a record of the holders of any class of its Capital Stock for the purpose of entitling them to receive a dividend or other distribution which would otherwise constitute a Conversion Price Adjustment Event, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

      (vii) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series A Preferred Stock a certificate signed by an authorized officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

      (viii) The Corporation reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

      (ix) In the case of any distribution by the Corporation to its stockholders of substantially all of its assets, each holder of Series A Preferred Stock will participate pro rata in such distribution based on the number of shares of Common Stock into which such holders' shares of Series A Preferred Stock would have been convertible immediately prior to such distribution.

      (x) If, as a result of any Conversion Price Adjustment Event, a holder of the Series A Preferred Stock becomes entitled to receive upon conversion shares of two or more classes of Capital Stock, the Corporation shall determine the reasonable allocation of the adjusted Conversion Price between the classes of Capital Stock. After such allocation, the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to the Series A Preferred Stock in this Section.

      (xi) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

      (xii) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted.

            (i) "Fidelity" means Fidelity Funding, Inc., 12770 Merit Drive, 6th Floor, Dallas, Texas 75251, and its successors and assigns under the Loan Agreement.

            (j) "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            (k) "Loan Agreement" means that certain Loan and Security Agreement dated March ___, 1998 between Fidelity and the Corporation.

            (l) "Market Value" means the value per share of the Common Stock as reported by any automated quotation service if the Common Stock is registered under the Securities Exchange Act of 1934 and trading publicly, or the fair market value of the Common Stock as it may be determined in good faith and after a reasonable investigation by the Board of Directors of the Corporation.

            (m) "Person" shall mean any individual, firm, corporation or other entity.

      IN WITNESS WHEREOF, KENCO PRODUCTS, INC. has caused this certificate to be duly executed this 6th day of March, 1998.

                                          KENCO PRODUCTS, INC.


                                          By /s/ George Briggs
                                            -------------------------
                                            George Briggs, President

Attest:

/s/ Jeremy Phelan
---------------------------------
Jeremy Phelan, Secretary